UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2019 (September 28, 2019)

G1 THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38096	26-3648180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Park Offices Drive Suite 200 Research Triangle Park, NC	27709
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (919) 213-9835

79 T.W. Alexander Drive, 4501 Research Commons, Suite 100, Research Triangle Park, NC 27709

(former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.0001 par value	GTHX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On September 28, 2019, G1 Therapeutics, Inc. (the “Company”) issued a press release announcing updated data at ESMO 2019 from randomized Phase 2 trial of trilaciclib in combination with chemotherapy in metastatic triple-negative breast cancer demonstrating significant improvement in overall survival. These data were presented at the European Society for Medical Oncology (ESMO) 2019 Congress in Barcelona, Spain. A copy of the press release is attached hereto as Exhibit 99.1.

On September 29, 2019, the Company issued a press release announcing preliminary results from a Phase 1/2a dose-escalation study of G1T48, an oral selective estrogen receptor degrader (SERD), in patients with estrogen receptor-positive, HER2-negative (ER+, HER2-) breast cancer. These data were presented at ESMO in Barcelona, Spain. A copy of the press release is attached hereto as Exhibit 99.2.

The Company held an Investor & Analyst Event on September 29, 2019 in Barcelona, Spain. A copy of the event materials is attached hereto as Exhibit 99.3.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 28, 2019

99.2	Press Release dated September 29, 2019

99.3	Investor & Analyst Event Materials dated September 29, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

G1 THERAPEUTICS, INC.

By:	/s/ James Stillman Hanson
James Stillman Hanson
General Counsel

Date: October 1, 2019